Exhibit 99.2
Summary Financial Trends The following charts present trend information on key Alliance Bankshares balance sheet items, credit quality and net interest margin. The trend period starts with March 2007 and reflects quarterly positions through March 2009.

Total Assets 307 607 907 1207 308 608 908 1208 309 629.9 581.1 569 541.3 554.4 569.6 552.8 572.8 614.2

Total Loans 307 607 907 1207 308 608 908 1208 309 383.5 389.6 396 398.2 378.1 372.2 370.8 367.4 365.95

Trading Assets 307 607 907 1207 308 608 908 1208 309 154.6 112 101.96 84.95 89.4 98.5 89.4 82.58 60.16

Investment Securities, AFS 307 607 907 1207 308 608 908 1208 309 28.5 28.5 27.2 26.1 25.3 24.4 21.8 73.3 100.8

Demand Deposits 307 607 907 1207 308 608 908 1208 309 120.86 113.33 83.59 66.15 78.96 89.17 74.167 75.448 113.7

Total Deposits 307 607 907 1207 308 608 908 1208 309 410.85 389.289 375.517 365.26 388.078 426.275 401.448 428.7 465.075

Demand Deposits to Total Deposits 307 607 907 1207 308 608 908 1208 309 0.304 0.291 0.223 0.181 0.203 0.209 0.185 0.176 0.245

Loan to Deposit Ratio 307 607 907 1207 308 608 908 1208 309 0.933 1 1.055 1.09 0.974 0.873 0.924 0.857 0.787

Allowance for Loan Losses to Total Loans 307 607 907 1207 308 608 908 1208 309 0.0117 0.0126 0.013 0.0161 0.0143 0.0148 0.0162 0.0157 0.0143

Non-Performing Assets 307 607 907 1207 308 608 908 1208 309 1.26 5.27 14 24.3 24.59 21.94 22.26 16.644 14.886

Nonperforming Assets to Total Assets 307 607 907 1207 308 608 908 1208 309 0.002 0.0091 0.0246 0.0449 0.0444 0.0385 0.0403 0.0291 0.0242

Net Interest Margin 307 607 907 1207 308 608 908 1208 309 0.0331 0.0334 0.0344 0.0279 0.0257 0.0259 0.0265 0.0229 0.0275